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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JANUARY 16, 2002


                               TXU EUROPE LIMITED
             (Exact name of registrant as specified in its charter)


                ENGLAND AND WALES                                001-15709                             98-0188080
  (State or other jurisdiction of incorporation)          (Commission File Number)         (I.R.S. Employer Identification No.)


          THE ADELPHI, 1-11 JOHN ADAM STREET, LONDON, ENGLAND WC2N 6HT (Address of principal executive offices, including zip code)


    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - 011-44-207-879-8081






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



ITEM 2.           DISPOSITION OF ASSETS

         On January 18, 2002, TXU Europe Limited (TXU Europe) announced that it had completed the sale of its UK distribution business (Eastern Electricity Limited), and its 50 percent interest in 24seven Utility Services Limited (24seven) to London Electricity Group plc (LE Group) for (pound)1.310 billion, consisting of a cash payment of (pound)560 million and the assumption by LE Group of (pound)750 million aggregate principal amount of debt. TXU Europe has announced a one-time charge of (pound)61 million after taxes associated with the disposition.

         TXU Europe is a private limited company incorporated under the laws of England and Wales on February 5, 1998. TXU Europe is an indirect wholly-owned subsidiary of TXU Corp., a Texas corporation. TXU Corp. is a global energy services company that engages in electric and natural gas services, electricity generation, merchant energy trading, energy marketing, energy delivery, telecommunications, and other energy related services. TXU Europe is a holding company for TXU Corp.'s United Kingdom and other European operations.

         The distribution business sold by TXU Europe is the largest in the UK and consists of the assets and wires that deliver electricity through a 90,000 kilometer network in East Anglia and southeast England. 24seven, the former joint venture between TXU Europe and LE Group, operates and maintains the networks for both TXU Europe and LE Group. The transaction has resulted in approximately (pound)1.310 billion of debt reduction, consisting of (pound)750 million of assumed debt and approximately (pound)560 million of debt being repaid using the cash proceeds from the sale. The final amount of actual cash proceeds will depend upon finalization of statements of the working capital and fixed assets of Eastern Electricity Limited at the completion date.

         The transaction received the approval of the European Commission on December 21, 2001 and the consent of holders of TXU Europe Funding Limited's 7.00 percent Notes due 2005, which are secured by TXU Eastern Funding Company's (TXUEFC) 35 Put 5 Notes due 2035 on January 16, 2002. Both events were conditions to closing.

         This report and other presentations made by TXU Europe contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although TXU Europe believes that in making any such statement its expectations are based on reasonable assumptions, any such statement involves uncertainties and is qualified in its entirety by reference to factors contained in the Forward-Looking Statements sections of Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU Europe's Annual Reports on Form 10-K for the year ended December 31, 2000 and of Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in TXU Europe's Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2001, as well as various regulatory issues; general industry trends; the ability to satisfy the conditions to the transactions discussed herein; changes in business strategy or development plans; changes in, or failure or inability to comply with, governmental regulations, including, without limitation, environmental regulations; financial market conditions including unanticipated changes in interest rates, rates of inflation, or foreign exchange rates; unanticipated changes in operating expenses and capital expenditures; legal and administrative proceedings and settlements; inability of the various counterparties to meet their obligations with respect to financial instruments; changes in tax laws; among others, that could cause the actual results of TXU Europe to differ materially from those projected in such forward-looking statements.

         Any forward-looking statement speaks only as of the date on which such statement is made. TXU Europe undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time. It is not possible for TXU Europe to predict all of such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


                                                                                                          PAGE

(B) PRO FORMA FINANCIAL INFORMATION

INDEX TO FINANCIAL INFORMATION

Unaudited Condensed Consolidated Pro Forma Financial Information of TXU Europe Limited:

       Unaudited Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2001 ............        5

       Unaudited Condensed Consolidated Pro Forma Statement of Income for the Nine
           Months Ended September 30, 2001...........................................................        6

       Unaudited Condensed Consolidated Pro Forma Statement of Income for the Year
           Ended December 31, 2000...................................................................        7

       Unaudited Condensed Consolidated Pro Forma Statement of Income for the Year
           Ended December 31, 1999...................................................................        8

       Unaudited Condensed Consolidated Pro Forma Statement of Income for the Period
           From May 18, 1998 (Formation) through December 31, 1998...................................        9

       Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements .....................       10

              PRO FORMA FINANCIAL INFORMATION OF TXU EUROPE LIMITED

The following condensed consolidated pro forma financial statements of TXU Europe have been prepared to give effect to the sale of its distribution business and its 50% interest in the 24seven joint venture (together, the networks business), including the transfer of certain debt as part of the disposition, and the use of proceeds from the sale to further reduce outstanding debt.

The condensed consolidated pro forma financial statements have been derived from and should be read in conjunction with TXU Europe's historical consolidated financial statements contained in its annual report on Form 10-K for the fiscal year ended December 31, 2000 and its quarterly report on Form 10-Q for the quarter ended September 30, 2001. The Unaudited Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2001 gives effect to the disposition of the networks business as if it had occurred on that date. The Unaudited Condensed Consolidated Pro Forma Statements of Income for the years ended December 31, 2000, 1999, and the period from May 18, 1998 (formation) through December 31, 1998 and the nine month period ended September 30, 2001 give effect to the disposition of the networks business as if it had occurred at the beginning of each period presented. The pro forma financial information does not give effect to other dispositions by TXU Europe subsequent to the respective periods presented. The pro forma financial information is based on TXU Europe's previously reported historical financial statements and adjusted for the assumptions and estimates described in the accompanying Notes to the Unaudited Condensed Consolidated Pro Forma Financial Statements. The unaudited pro forma statements of income are not necessarily indicative of the financial results that would have been realized had the disposition of the networks business occurred on the indicated dates, nor are they necessarily indicative of future financial results. In addition, results for the periods less than one year presented herein are not necessarily indicative of results for a full year's operations.

 The assets, liabilities, income and expenses included in the historical networks business column relate to:


o operational assets and liabilities related to the ownership of the distribution system. This includes the distribution system fixed assets, working capital items and an allocation of purchase accounting adjustments, including goodwill, recorded at the time of the TXU Corp. acquisition of the former holding company of Eastern Electricity Limited in 1998;


o sterling-denominated bonds issued by Eastern Electricity Limited (the Eastern Electricity Bonds) with an aggregate principal amount of (pound)750 million, together with unamortized debt issue costs and certain purchase accounting adjustments. The book amount for these bonds at September 30, 2001 was (pound)811 million, net of issue costs of (pound)5 million;


o    TXU Europe's investment in the 24seven joint venture; and


o income, costs and expenses related to the above, including interest on the Eastern Electricity Bonds. These costs may differ from amounts previously disclosed in the segment disclosures in TXU Europe's Form 10-K for the year ended December 31, 2000 and its Form 10-Q for the quarter ended September 30, 2001, which included an allocation of cost of capital and other corporate costs consistent with previous definitions and arrangements.

The unaudited pro forma adjustments in the income statements do not include the effect of non-recurring charges related to the disposition of the networks business.






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



                               TXU EUROPE LIMITED

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

                            AS OF SEPTEMBER 30, 2001

                                ((POUND) MILLION)

                                                              TXU              Less            Pro
                                                              Europe         Networks           forma           Consolidated
                                                            Historical       Historical      Adjustments          Pro Forma
                                                            ----------       ----------      -----------          ---------
ASSETS
Current Assets
     Cash and cash equivalents .......................          201                 1        (a)    535               202
                                                                                             (a)   (535)
     Accounts receivable .............................          788               (87)       (b)     70               771
     Inventories - at average cost ...................         --                --
         .............................................          133               133
     Merchant energy trading assets ..................          608              --                --                 608
     Prepayments and other current assets ............          247                (6)             --                 241
                                                            ----------       ----------      -----------          ---------
         Total current assets ........................        1,977               (92)               70             1,955
                                                            ----------       ----------      -----------          ---------
Investments
     Restricted cash .................................          711              --                --                 711
     Other ...........................................          434               (16)             --                 418
                                                            ----------       ----------      -----------          ---------
         Total investments ...........................        1,145               (16)             --               1,129
                                                            ----------       ----------      -----------          ---------
Property, Plant and Equipment - Net ..................        2,626            (1,304)             --               1,322
Goodwill .............................................        3,972              (254)             --               3,718
Merchant Energy Trading and Derivative Assets ........          470              --                --                 470
Deferred Debits and Other Assets .....................          495                (5)       (c)     (2)              488
                                                            ----------       ----------      -----------          ---------
             Total ...................................       10,685            (1,671)               68             9,082
                                                            ==========       ==========      ===========          =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities
     Notes payable - banks and short-term loans on ...          336              --          (a)   (535)
       accounts receivable ...........................          101
                                                                                             (a)    300
     Long-term debt due currently ....................          382              --                --                 382
     Accounts payable ................................          878               (67)             --                 811
     Merchant energy trading liabilities .............          515              --                --                 515
     Interest and taxes accrued ......................          157               (32)             --                 125
     Other current liabilities .......................          297               (13)       (b)     70               385
                                                                                             (c)     31
                                                            ----------       ----------      -----------          ---------
       Total current liabilities .....................        2,565              (112)             (134)            2,319
                                                            ----------       ----------      -----------          ---------
Accumulated Deferred Income Taxes ....................          312              (189)             --                 123
Provision for Unfavorable Contracts ..................          514              --                --                 514
Merchant Energy Trading and Derivative Liabilities ...          323              --                --                 323
Other Deferred Credits and Non-current Liabilities ...          219               (19)             --                 200
Long-term Debt, Less Amounts due Currently ...........        4,508              (816)       (a)   (300)            3,392
Preferred Securities of Subsidiary Perpetual Trust ...           95              --                --                  95

Minority Interest ....................................          313              --          (c)     (6)              307
Shareholder's Equity .................................        1,836              --          (c)    (27)            1,809
                                                            ----------       ----------      -----------          ---------
             Total ...................................       10,685            (1,136)             (467)            9,082
                                                            ==========       ==========      ===========          =========


  See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

             UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF
                        INCOME FOR THE NINE MONTHS ENDED

                               SEPTEMBER 30, 2001

                                ((POUND) MILLION)


                                                                                     Less
                                                                 TXU Europe         Networks          Pro forma       Consolidated
                                                                 Historical        Historical        Adjustments       Pro Forma
                                                                 ----------        ----------        -----------       ---------

Operating Revenues ....................................             6,215             (235)            (b) 133           6,113

Operating Expenses
     Energy purchased for resale and fuel consumed ....             4,968               --                  --            4,968
     Operation and maintenance ........................               668              (76)            (b) 133             725
     Loss on sale and transfer of plants ..............               164               --                  --              164
     Depreciation and other amortization ..............               122              (23)                 --               99
     Goodwill amortization ............................                92               (5)                 --               87

      Total operating expenses ........................             6,014             (104)                133            6,043

Operating Income ......................................               201             (131)                 --               70

Other Income - Net ....................................                62               (7)                 --               55

Income Before Interest, Income Taxes, Distributions and
    Minority Interest .................................               263             (138)                 --              125

Interest Income .......................................                36               --                  --               36

Interest Expense ......................................               292              (42)            (d) (33)             217

Income Before Income Taxes,  Distributions and Minority
    Interest ..........................................                 7              (96)                 33              (56)

Income Tax Expense (Benefit) ..........................               (80)             (28)            (e)  10              (98)

Income from Continuing Operations .....................                87              (68)                 23               42



See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

             UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF
                           INCOME FOR THE YEAR ENDED

                                DECEMBER 31, 2000

                                ((POUND) MILLION)


                                                                                    Less               Pro
                                                               TXU Europe          Networks           forma         Consolidated
                                                               Historical         Historical       Adjustments         Pro Forma
                                                               ----------         ----------       -----------         ---------

Operating Revenues ....................................           4,671              (371)            (b) 217             4,517
                                                               ----------         ----------       -----------         ---------

Operating Expenses
     Energy purchased for resale and fuel consumed ....           3,273                --                  --             3,273
     Operation and maintenance ........................             694              (132)            (b) 217               779
     Depreciation and other amortization ..............             159               (46)                 --               113
     Goodwill amortization ............................             102                (7)                 --                95
                                                               ----------         ----------       -----------         ---------

      Total operating expenses ........................           4,228              (185)                217             4,260
                                                               ----------         ----------       -----------         ---------

Operating Income ......................................             443              (186)                 --               257

Other Income - Net ....................................              74                (7)                 --                67
                                                               ----------         ----------       -----------         ---------

Income Before Interest, Income Taxes, Distributions and
    Minority Interest .................................             517              (193)                 --               324

Interest Income .......................................              59                --                  --                59

Interest Expense ......................................             370               (53)            (d) (44)              273

Income Before Income Taxes,  Distributions and Minority
    Interest ..........................................             206              (140)                 44               110

Income Tax Expense ....................................              70               (42)            (e)  13                41

Income from Continuing Operations .....................             136               (98)                 31                69




See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

             UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF
                           INCOME FOR THE YEAR ENDED

                                DECEMBER 31, 1999

                                ((POUND) MILLION)

                                                                                    Less               Pro
                                                               TXU Europe          Networks           forma         Consolidated
                                                               Historical         Historical       Adjustments         Pro Forma
                                                               ----------         ----------       -----------         ---------

Operating Revenues ....................................            3,753             (428)          (b)  338             3,663

Operating Expenses
     Energy purchased for resale and fuel consumed ....            2,244               --                 --             2,244
     Operation and maintenance ........................              706             (127)          (b)  338               917
     Depreciation and other amortization ..............              173              (55)                --               118
     Goodwill amortization ............................               87               (7)                --                80

      Total operating expenses ........................            3,210             (189)               338             3,359

Operating Income ......................................              543             (239)                --               304

Other Income - Net ....................................                8               --                 --                 8

Income Before Interest, Income Taxes, Distributions and
    Minority Interest .................................              551             (239)                --               312

Interest Income .......................................               63               --                 --                63

Interest Expense ......................................              347              (56)          (d)  (44)              247

Income Before Income Taxes,  Distributions and Minority
    Interest ..........................................              267             (183)                44               128

Income Tax Expense ....................................              111              (57)          (e)   13                67

Income from Continuing Operations .....................              156             (126)                31                61



  See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

             UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF
              INCOME FOR THE PERIOD FROM MAY 18, 1998 (FORMATION)

                            THROUGH DECEMBER 31, 1998

                                ((POUND) MILLION)

                                                                                    Less               Pro
                                                               TXU Europe          Networks           forma         Consolidated
                                                               Historical         Historical       Adjustments         Pro Forma
                                                               ----------         ----------       -----------         ---------

Operating Revenues ....................................            2,165             (253)           (b) 211            2,123

Operating Expenses
     Energy purchased for resale and fuel consumed ....            1,328               --                 --            1,328
     Operation and maintenance ........................              379              (78)           (b) 211              512
     Depreciation and other amortization ..............               92              (32)                --               60
     Goodwill amortization ............................               52               (4)                --               48

      Total operating expenses ........................            1,851             (114)               211            1,948

Operating Income ......................................              314             (139)                --              175

Other Income - Net ....................................               46               --                 --               46

Income Before Interest, Income Taxes, Distributions and
    Minority Interest .................................              360             (139)                --              221

Interest Income .......................................               64               --                 --               64

Interest Expense ......................................              269              (36)           (d) (27)             206

Income Before Income Taxes,  Distributions and Minority
    Interest ..........................................              155             (103)                27               79

Income Tax Expense ....................................               67              (33)           (e)   8               42

Income from Continuing Operations .....................               88              (70)                19               37




See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

                               TXU EUROPE LIMITED

               NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                              FINANCIAL STATEMENTS


PRO FORMA ADJUSTMENTS

     Pro forma adjustments have been made within the unaudited condensed consolidated pro forma financial statements to reflect:

(a) the use of the proceeds of the disposition to pay down debt. The proceeds for this purpose have been assumed to be(pound)535 million, which is the estimated proceeds that would have resulted from a disposition occurring on September 30, 2001. The difference between this and the disposal proceeds of(pound)560 million reflects the expected increase in net assets of the networks business disposed of between September 30, 2001 and the actual closing date. The proceeds have been shown to be used to retire debt as follows - on November 19, 2001, TXU Europe entered into a new(pound)1.73 billion Facility Agreement to refinance the previous(pound)1.075 billion Facility Agreement, the(pound)300 million 364-day Revolving Credit Agreement and certain other debt instruments. The drawings under the(pound)1.73 billion Facility Agreement were(pound)600 million on the (pound)900 million Tranche A 5-year revolver and(pound)560 million on the 364-day Tranche C revolver. These replaced drawings under the previous agreements of(pound)750 million (Term),(pound)150 million (Revolver) under the(pound)1.075 billion Facility Agreement and(pound)260 million under the(pound)300 million 364-day Revolving Credit Facility Agreement. The net result of this refinancing was to reduce long-term debt by(pound)300 million and to increase short-term debt by(pound)300 million. Since the date of the(pound)1.73 billion Facility Agreement,(pound)100 million of the(pound)900 million Tranche A revolver has been cancelled, the(pound)230 million Tranche B term facility has been cancelled and (pound)560 million of proceeds from the networks disposition have been used to repay previous Tranche C drawings. In addition, the total amount of the Tranche C facility has been decreased from (pound)600 million to(pound)275 million, resulting in the total facilities currently available under the Facility Agreement being(pound)1.075 billion. It is expected that the remaining(pound)275 million portion of Tranche C facility will be cancelled if TXU Europe is successful in obtaining consent to certain modifications to the terms of its 7.25 percent guaranteed Notes due 2030. In addition, new issue costs associated with the(pound)1.73 billion Facility Agreement have been capitalized;

(b) the reversal of inter-company balances, revenues and expenses previously eliminated;

(c) charges related to the transaction including advisors and bankers fees and debt restructuring costs associated with the retirement of debt and the obtaining of bond holder consents, net of an amount reflected as a reclassification from Other Comprehensive Income of amounts (recorded under FAS No. 133) in respect of interest rate swaps hedging debt retired or assumed. An adjustment to minority interest to reflect the 10% interest of another wholly-owned subsidiary of TXU in balance sheet amounts has been made. The effect on shareholder's equity of the transaction fees and debt restructuring costs associated with the transaction has been reported as(pound)61 million, after tax. Included within the total charge is a reclassification to earnings of(pound)28 million (after tax) (recorded under FAS No. 133) from Other Comprehensive Income in respect of the termination of interest rate swaps hedging debt that is being retired: this has no effect on shareholder's equity;

(d) the reduction of interest expense, related interest rate swap expense and associated debt issue costs resulting from the reduction of debt through the application of proceeds from the disposition of the networks business. For this purpose, the debt assumed to be reduced is (pound)535 million of the term loan under the (pound)1.075 billion Facility Agreement that has been retired through a combination of borrowings under the (pound)1.73 billion Facility Agreement described in note (a) above and the application of proceeds from the disposition; and

(e)  tax effects of pro forma adjustments at the statutory tax rate of 30%.

                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      TXU EUROPE LIMITED



                                      By:   /s/ Henry Davies
                                        --------------------------
                                         Name:   Henry Davies
                                         Title:   Principal Accounting Officer



Date:    January 31, 2002